EXHIBIT  5.1


                     EISEMAN LEVINE LEHRHAUPT & KAKOYIANNIS
                           A PROFESSIONAL CORPORATION
                                845 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE (212) 752-1000
                            FACSIMILE (212) 355-4608


                                                     June 20, 2002


Flagstick Ventures, Inc.
2394 41st Street S.W.
Naples, Florida 34116

      Re:   Flagstick Ventures, Inc.--Registration Statement on Form SB-2

            File No.: 333-82580
            Filed: February 12, 2002


Dear Sir or Madam:

      We have acted as counsel for Flagstick Ventures, Inc., a corporation existing under the laws of the State of Delaware (the "Company") in connection with the preparation and filing of a registration statement on Form SB-2 and the amendments thereto (collectively, the "Registration Statement") relating to the registration and the offer and sale by the Company of a minimum of 1,000,000 shares and up to a maximum of 2,000,000 shares at a price of $0.05 per share.


      In this connection, we have examined such documents, corporate records, officers' certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, (i) the Company's Certificate of Incorporation and Bylaws, and (iii) the Registration Statement. We have assumed the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with the original documents of all documents examined by us as copies of such documents.


      Based upon and subject to the foregoing, we are of the opinion that when offered, sold and paid for, all as described in the Registration Statement, as amended, the shares will be validly issued, fully paid and non-assessable.


      We hereby consent to the reference to this firm under the caption "Interests of Named Experts and Counsel" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,

                                        Eiseman Levine Lehrhaupt & Kakoyiannis,
                                         P.C.


                                        By: /s/ Joseph Sierchio
                                            ------------------------------------
                                        Joseph Sierchio



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